NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	John Moran	Angela English
May 10, 2023		Investor Relations	Corporate Communications	Corporate Communications
		919-716-2137	212-461-5507	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS FIRST QUARTER 2023 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the first quarter ended March 31, 2023.

Chairman and CEO Frank B. Holding, Jr. said: “We are pleased with our solid financial performance in the first quarter, marked by continued momentum across all our lines of business. Since the completion of our acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. on March 27, 2023, we have made strides to integrate our two companies, including meaningful engagement with key Silicon Valley Bank leaders and clients. Building on the considerable strengths Silicon Valley Bank brings to the business, including exceptional talent and expertise, significant scale, geographic diversity, and meaningful solutions for customers, we are confident we will continue to deliver long-term value for our shareholders. In an environment of macroeconomic challenges and uncertainties, we continue to operate with solid capital and liquidity positions. We remain encouraged by the resiliency of our clients in the face of elevated inflation and rising interest rates and we look forward to continuing to support them.”

PURCHASE AND ASSUMPTION OF CERTAIN ASSETS AND LIABILITIES OF SILICON VALLEY BRIDGE BANK FROM THE FDIC

•On March 27, 2023, BancShares announced that through its banking subsidiary, First-Citizens Bank & Trust Company, it assumed all customer deposits and certain other liabilities and acquired substantially all loans and certain other assets of Silicon Valley Bridge Bank, N.A. (the “Acquisition”), as successor to Silicon Valley Bank from the Federal Deposit Insurance Corporation (the "FDIC"). In connection with the Acquisition, BancShares identified a new business segment (the “SVB segment”) which includes the assets, liabilities and results of operations related to the Acquisition.
•The Acquisition included total assets with estimated fair values of approximately $106.60 billion and total loans with estimated fair values of approximately $68.50 billion, including Global Fund Banking, Private Bank, and the Technology & Life Science and Healthcare loan portfolios and $35.28 billion in cash and interest-earning deposits at banks. BancShares also assumed approximately $55.96 billion in customer deposits and entered into a five-year note payable to the FDIC (the “Purchase Money Note”) of approximately $35.15 billion, bearing an interest rate of 3.50%. The deposits were acquired without a premium and the assets were acquired at a discount of $16.45 billion.
•In connection with the Acquisition, BancShares granted the FDIC a value appreciation instrument with a value of up to $500 million payable in cash. The FDIC exercised its option on March 28, 2023, and BancShares paid the FDIC $500 million in cash in April of 2023.

FINANCIAL HIGHLIGHTS

The results for the first quarter include the Acquisition. Measures referenced as adjusted below are non-GAAP financial measures (refer to the supporting tables for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure). Net income for the three months ended March 31, 2023, was $9.52 billion compared to $257 million for the three months ended December 31, 2022. Net income available to common stockholders for the three months ended March 31, 2023, was $9.50 billion, or $653.64 per diluted common share, compared to $243 million, or $16.67 per diluted common share in the fourth quarter of 2022.

As a result of the Acquisition, net income includes a preliminary gain on acquisition of $9.82 billion (net of tax) , a provision for acquired non-purchased credit deteriorated (“non-PCD”) loan and lease losses of $462 million and a provision for unfunded commitments of $254 million. Adjusted net income available to common stockholders was $292 million, or $20.09 per diluted common share, down from $306 million, or $20.94 per diluted common share in the fourth quarter of 2022.

First quarter 2023 results were impacted by the following items:
•Preliminary gain on acquisition of $9.82 billion (net of tax) related to the acquisition,
•Provision for acquired non-PCD loan and lease losses of $462 million and a provision for unfunded commitments of $254 million related to the Acquisition,
•Acquisition-related expenses of $28 million,
•Realized loss on the sale of an investment security of $14 million,
•Unrealized loss on fair value adjustments on marketable equity securities of $9 million,
•Intangible asset amortization of $5 million,
•Gain on sale of leasing equipment of $4 million, and
•Provision for credit losses on investment securities available for sale of $4 million.

The following bullets highlight significant changes in the components of net income and adjusted net income between the first quarter of 2023 and the fourth quarter of 2022:

•Net interest income totaled $850 million, up from $802 million in the fourth quarter. The SVB segment contributed $65 million during the quarter.
•Net interest margin was 3.41%, an increase of 5 basis points over the fourth quarter, as the rising interest rate environment increased yields on our earning assets coupled with average loan growth, partially offset by higher rates paid on interest-bearing deposits and borrowings.
•Noninterest income totaled $10.26 billion compared to $429 million in the fourth quarter. The increase was primarily due to a $9.82 billion gain on acquisition. Adjusted noninterest income totaled $309 million compared to $290 million in the fourth quarter, an increase of $19 million. The increase was primarily due a $14 million gain on customer derivative positions, a $7 million increase in wealth management services due to increased brokerage transactions and higher assets under management, a $4 million increase in fee income associated with higher capital markets fees, and a $8 million increase spread among various items, partially offset by a $7 million decline in factoring commissions, a $5 million decrease in cardholder services, and a $2 million decline in income from bank-owned life insurance.
•Noninterest expense totaled $855 million compared to $760 million in the fourth quarter. Adjusted noninterest expense totaled $677 million compared to $590 million in the fourth quarter, an increase of $87 million. The increases in noninterest expense and adjusted noninterest expense were primarily the result of higher personnel costs of $66 million due to seasonal adjustments associated with the savings plan and payroll taxes, promotions and annual merit adjustments, a $13 million increase in FDIC insurance expense, the impact from the SVB segment, and a $14 million increase spread among various items, partially offset by a $6 million decrease in marketing expenses in the Direct Bank.

BALANCE SHEET SUMMARY
•Loans totaled $138.29 billion, an increase of $67.51 billion compared to $70.78 billion as of December 31, 2022. The increase is primarily due to SVB segment loans of $66.17 billion as of March 31, 2023. The remaining $1.3 billion increase occurred among various businesses, including Mortgage, Commercial Services, Real Estate Finance and Retail Services. The yield on loans was 5.57% for the first quarter compared to 5.10% in the fourth quarter of 2022.
•Deposits totaled $140.05 billion, an increase of $50.64 billion compared to $89.41 billion as of December 31, 2022. The increase is primarily due to SVB segment deposits of $49.26 billion as of March 31, 2023. The remaining $1.26 billion increase was due to a $2.32 billion increase in time deposits and a $1.3 billion increase in savings account balances, partially offset by a $914 million decrease in money market deposits, a $472 million decrease in checking with interest accounts, and a $817 million decline in noninterest bearing deposits driven by a reduction in commercial deposit balances. Noninterest-bearing deposits represented 39.0% of total deposits as of March 31, 2023, compared to 27.9% of total deposits at December 31, 2022. The cost of average total deposits was 1.24% for the first quarter, up 46 basis points compared to the fourth quarter of 2022.
•Total borrowings increased $39.45 billion during the quarter, primarily due to the $35.15 billion Purchase Money Note related to the Acquisition and the $4.25 billion increase in Federal Home Loan Bank (“FHLB”) borrowings.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $783 million compared to $79 million in the fourth quarter, an increase of $704 million. The increase was primarily related to the Acquisition, which included provisions for credit losses of $462 million for non-PCD loans and $254 million for unfunded commitments. Adjusted provision for credit losses totaled $63 million compared to $79 million in the fourth quarter of 2022, a decrease of $16 million. The decrease was due to a $23 million decrease in the reserve for unfunded commitments and a $19 million decrease in reserve build (from $40 million in the fourth quarter of 2022 to $21 million in the first quarter of 2023), partially offset by a $26 million increase in net charge-offs. The $21 million reserve build for the quarter was a result of loan growth and deterioration in credit quality, partially offset by portfolio mix and CECL macroeconomic forecasts. Net charge-offs totaled $50 million, or a ratio of 0.27% of average loans, compared to $24 million, or a ratio of 0.14% of average loans, during the fourth quarter of 2022.
•Nonaccrual loans were $828 million or 0.60% of total loans, at March 31, 2023 compared to $627 million, or 0.89% of total loans at December 31, 2022. The increase is primarily due to $224 million of nonaccrual loans in the SVB segment at March 31, 2023.
•Delinquencies at March 31, 2023 of $1.2 billion increased $349 million compared to December 31, 2022. The increase is primarily due to $206 million of delinquent loans in the SVB segment and an increase in past due commercial loans at March 31, 2023.
•The allowance for credit losses totaled $1.6 billion, or 1.16% of total loans at March 31, 2023, an increase of $683 million from December 31, 2022. The Acquisition resulted in a $662 million increase in the allowance for credit losses, which included $200 million related to PCD loans and $462 million related to non-PCD loans. The remaining $21 million increase was primarily related to portfolio growth, mild credit quality deterioration, and higher specific reserves partially offset by improvement in the macroeconomic forecasts.

EARNINGS CALL DETAILS
BancShares will host a conference call to discuss the company's financial results on Wednesday, May 10, 2023, at 9:00 a.m. Eastern time.
To access this call, dial:
United States: 1-833-470-1428
Canada: 1-833-950-0062
All other locations: 1-929-526-1599

Access code: 197515

The first quarter 2023 earnings presentation and this news release are available on the company’s website at ir.firstcitizens.com.
After the conference call, you may access a replay of the call through May 31, 2023, by dialing 1-866-813-9403 (United States), 1-226-828-7578 (Canada) or 44-204-525-0658 (all other locations) using the access code 328418.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc., a top 20 U.S. financial institution with more than $200 billion in assets, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., and now celebrating the 125th anniversary of its founding, First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 550 branches and offices in 23 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; and a nationwide direct bank. First Citizens Bank, Member FDIC. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to main adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the Acquisition and the recently completed transaction with CIT, which acquisition risks include (1) disruption from the transactions with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ customers to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in the integration of the businesses, (6) the ability to retain customers following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the Acquisition.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”).

NON-GAAP MEASURES
Certain measures in this release and supporting tables, including those referenced as “Adjusted,” are "non-GAAP”, meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation table below and notable items are summarized in a separate table.

Dollars in millions, except per share data

Summary Financial Data & Key Metrics	1Q23	4Q22	1Q22
Results of Operations:
Net interest income	$850	$802	$649
Provision for credit losses	783	79	464
Net interest income after provision for credit losses	67	723	185
Noninterest income	10,259	429	850
Noninterest expense	855	760	810
Income before income taxes	9,471	392	225
Income tax (benefit) expense	(47)	135	(46)
Net income	9,518	257	271
Preferred stock dividends	14	14	7
Net income available to common stockholders	$9,504	$243	$264
Adjusted net income available to common stockholders(1)	$292	$306	$299
Pre-tax, pre-provision net revenue (PPNR)(1)	$10,254	$471	$689

Per Share Information:
Diluted earnings per common share (EPS)	$653.64	$16.67	$16.70
Adjusted diluted earnings per common share (EPS)(1)	20.09	20.94	18.95
Book value per common share	1,262.76	605.36	605.48
Tangible book value per common share (TBV)(1)	1,213.82	571.89	574.09

Key Performance Metrics:
Return on average assets (ROA)	33.23%	0.93%	1.00%
Adjusted ROA(1)	1.07	1.15	1.12
PPNR ROA(1)	35.80	1.70	2.54
Adjusted PPNR ROA(1)	1.69	1.81	1.31
Return on average common equity (ROE)	367.47	11.05	11.18
Adjusted ROE(1)	11.30	13.89	12.67
Return on average tangible common equity (ROTCE)(1)	386.69	11.70	11.83
Adjusted ROTCE(1)	11.89	14.71	13.41
Efficiency ratio	7.70	61.74	53.95
Adjusted efficiency ratio(1)	58.39	54.08	61.57
Net interest margin (NIM)(2)	3.41	3.36	2.73

Select Balance Sheet Items at Period End:
Total investment securities	$19,527	$19,369	$19,469
Total loans and leases	138,288	70,781	65,524
Total operating lease equipment, net	8,331	8,156	7,972
Total deposits	140,050	89,408	91,597
Total borrowings	46,094	6,645	3,292
Loan to deposit ratio	98.74%	79.17%	71.53%
Noninterest-bearing deposits to total deposits	39.02	27.87	28.24

Capital Ratios at Period End: (3)
Total risk-based capital ratio	14.86%	13.18%	14.47%
Tier 1 risk-based capital ratio	13.13	11.06	12.39
Common equity Tier 1 ratio	12.53	10.08	11.34
Tier 1 leverage capital ratio	16.72	8.99	9.55

Asset Quality at Period End:
Nonaccrual loans to total loans and leases	0.60%	0.89%	0.82%
Allowance for credit losses (ACL) to loans and leases	1.16	1.30	1.29
Net charge-off ratio	0.27	0.14	0.09

(1) Denotes a non-GAAP measure. Refer to the non-GAAP reconciliation subsequently included in these materials for a reconciliation to the most directly comparable GAAP measure. “Adjusted” items exclude the impact of Notable Items.

(2) Calculated net of average credit balances of factoring clients.
(3) Capital ratios for the current quarter are preliminary pending completion of quarterly regulatory filings.

Dollars in millions, except share and per share data

Income Statement (unaudited)	1Q23	4Q22	1Q22
Interest income
Interest and fees on loans	$1,017	$892	$621
Interest on investment securities	107	92	83
Interest on deposits at banks	87	56	6
Total interest income	1,211	1,040	710
Interest expense
Deposits	288	176	39
Borrowings	73	62	22
Total interest expense	361	238	61
Net interest income	850	802	649
Provision for credit losses	783	79	464
Net interest income after provision for credit losses	67	723	185
Noninterest income
Rental income on operating lease equipment	233	224	208
Fee income and other service charges	50	46	36
Wealth management services	42	35	35
Service charges on deposit accounts	24	22	27
Factoring commissions	19	26	27
Cardholder services, net	21	26	25
Merchant services, net	10	8	10
Insurance commissions	13	13	12
Realized loss on sale of investment securities available for sale, net	(14)	—	—
Fair value adjustment on marketable equity securities, net	(9)	2	3
Bank-owned life insurance	5	7	8
Gain on sale of leasing equipment, net	4	2	6
Gain on acquisition	9,824	—	431
Gain on extinguishment of debt	—	—	6
Other noninterest income	37	18	16
Total noninterest income	10,259	429	850
Noninterest expense
Depreciation on operating lease equipment	89	88	81
Maintenance and other operating lease expenses	56	47	43
Salaries and benefits	420	354	356
Net occupancy expense	50	48	48
Equipment expense	58	55	52
Professional fees	12	11	12
Third-party processing fees	29	26	24
FDIC insurance expense	18	5	12
Marketing expense	15	21	8
Acquisition-related expenses	28	29	135
Intangible asset amortization	5	6	6
Other noninterest expense	75	70	33
Total noninterest expense	855	760	810
Income before income taxes	9,471	392	225
Income tax (benefit) expense	(47)	135	(46)
Net income	$9,518	$257	$271
Preferred stock dividends	14	14	7
Net income available to common stockholders	$9,504	$243	$264

Basic earnings per common share	$654.22	$16.69	$16.70
Diluted earnings per common share	$653.64	$16.67	$16.70
Weighted average common shares outstanding (basic)	14,526,693	14,590,387	15,779,153
Weighted average common shares outstanding (diluted)	14,539,709	14,607,426	15,779,153

Dollars in millions

Balance Sheet (unaudited)	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Cash and due from banks	$1,598	$518	$523
Interest-earning deposits at banks	38,522	5,025	9,285
Securities purchased under agreements to resell	—	—	—
Investment in marketable equity securities	85	95	100
Investment securities available for sale	9,061	8,995	9,295
Investment securities held to maturity	10,381	10,279	10,074
Assets held for sale	94	60	83
Loans and leases	138,288	70,781	65,524
Allowance for credit losses	(1,605)	(922)	(848)
Loans and leases, net of allowance for credit losses	136,683	69,859	64,676
Operating lease equipment, net	8,331	8,156	7,972
Premises and equipment, net	1,743	1,456	1,431
Goodwill	346	346	346
Other intangible assets	364	140	156
Other assets	7,450	4,369	4,656
Total assets	$214,658	$109,298	$108,597

Liabilities
Deposits:
Noninterest-bearing	$54,649	$24,922	$25,867
Interest-bearing	85,401	64,486	65,730
Total deposits	140,050	89,408	91,597
Credit balances of factoring clients	1,126	995	1,150
Borrowings:
Short-term borrowings	1,009	2,186	616
Long-term borrowings	45,085	4,459	2,676
Total borrowings	46,094	6,645	3,292
Other liabilities	8,172	2,588	1,988
Total liabilities	$195,442	$99,636	$98,027

Stockholders’ equity
Preferred stock	881	881	881
Common stock:
Class A - $1 par value	14	14	15
Class B - $1 par value	1	1	1
Additional paid in capital	4,104	4,109	5,344
Retained earnings	14,885	5,392	4,634
Accumulated other comprehensive loss	(669)	(735)	(305)
Total stockholders’ equity	19,216	9,662	10,570
Total liabilities and stockholders’ equity	$214,658	109,298	108,597

Dollars in millions, except share per share data

Notable Items (1)	1Q23	4Q22	1Q22
Noninterest income
Rental income on operating lease equipment (2)	$(145)	$(135)	$(124)
Realized loss on sale of investment securities available for sale, net	14	—	—
Fair value adjustment on marketable equity securities, net	9	(2)	(3)
Gain on sale of leasing equipment, net	(4)	(2)	(6)
Gain on acquisition	(9,824)	—	(431)
Gain on extinguishment of debt	—	—	(6)
Noninterest income - total adjustments	$(9,950)	$(139)	$(570)
Noninterest expense
Depreciation on operating lease equipment (2)	(89)	(88)	(81)
Maintenance and other operating lease equipment expense (2)	(56)	(47)	(43)
Acquisition-related expenses	(28)	(29)	(135)
Intangible asset amortization	(5)	(6)	(6)
Other noninterest expense (3)	—	—	27
Noninterest expense - total adjustments	$(178)	$(170)	$(238)
Day 2 provision, including provision for unfunded commitments	(716)	—	(513)
Provision for credit losses - investment securities available for sale	(4)	—	—
Provision for credit losses - total adjustments	$(720)	$—	$(513)
Impact of notable items on pre-tax income	$(9,052)	$31	$181
Income tax impact (4) (5)	160	(32)	146
Impact of notable items on net income	$(9,212)	$63	$35
Impact of notable items on diluted EPS	$(633.55)	$4.27	$2.25

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze the Company’s performance. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.
(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.
(3) Includes termination of two post retirement benefit plans.
(4) 4Q22 includes $55 million of tax expense related to the early surrender of BOLI policies. During 4Q22, management decided to early surrender $1.2 billion of BOLI policies. This triggered a taxable gain of $160 million and resulted in tax expense of $55 million.
(5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

Dollars in millions, except share and per share data
Condensed Income Statement (unaudited) - Adjusted for Notable Items (1)
	1Q23	4Q22	1Q22
Interest income	$1,211	$1,040	$710
Interest expense	361	238	61
Net interest income	850	802	649
Provision (benefit) for credit losses	63	79	(49)
Net interest income after provision for credit losses	787	723	698
Noninterest income	309	290	280
Noninterest expense	677	590	572
Income before income taxes	419	423	406
Income tax expense	113	103	100
Net income	$306	$320	$306
Preferred stock dividends	14	14	7
Net income available to common stockholders	$292	$306	$299

Basic earnings per common share	$20.11	$20.97	$18.95
Diluted earnings per common share	$20.09	$20.94	$18.95
Weighted average common shares outstanding (basic)	14,526,693	14,590,387	15,779,153
Weighted average common shares outstanding (diluted)	14,539,709	14,607,426	15,779,153
(1) The GAAP income statements and notable items are included previously in this communication. The condensed adjusted income statements above (non-GAAP) exclude the impacts of notable items. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

Dollars in millions

Loans & Leases by Class (end of period)	March 31, 2023	December 31, 2022	March 31, 2022
Loans & Leases by Class
Commercial
Commercial construction	$2,971	$2,804	$2,633
Owner-occupied commercial mortgages	14,456	14,473	13,553
Non-owner-occupied commercial mortgages	10,292	9,902	9,293
Commercial and industrial	24,508	24,105	22,402
Leases	2,163	2,171	2,220
Total commercial	$54,390	$53,455	$50,101

Consumer
Residential mortgage	$13,727	$13,309	$11,711
Revolving mortgage	1,916	1,951	1,840
Consumer auto	1,452	1,414	1,320
Consumer other	632	652	552
Total consumer	$17,727	$17,326	$15,423

SVB
Global fund banking	$36,097	$—	$—
Investor dependent - early stage	1,994	—	—
Investor dependent - growth stage	4,418	—	—
Innovation C&I and cash flow dependent	9,193	—	—
Private Bank	9,476	—	—
CRE	2,444	—	—
Other	2,549	—	—
Total SVB	$66,171	$—	$—
Total loans and leases	$138,288	$70,781	$65,524
Less: Allowance for credit losses	(1,605)	(922)	(848)
Total loans and leases, net of allowance for credit losses	$136,683	$69,859	$64,676

Deposits by Type (end of period)	March 31, 2023	December 31, 2022	March 31, 2022
Demand	$54,649	$24,922	$25,898
Checking with interest	23,743	16,202	16,702
Money market	30,598	21,040	26,249
Savings	17,932	16,634	13,506
Time	13,128	10,610	9,242
Total deposits	$140,050	$89,408	$91,597

Dollars in millions

Credit Quality & Allowance	1Q23	4Q22	1Q22
Nonaccrual loans	$828	$627	$538
Ratio of nonaccrual loans to total loans	0.60%	0.89%	0.82%

Charge-offs	$(62)	$(39)	$(33)
Recoveries	12	15	18
Net charge-offs	$(50)	$(24)	$(15)
Net charge-off ratio	0.27%	0.14%	0.09%

Allowance for credit losses to loans ratio	1.16%	1.30%	1.29%

Allowance for credit losses - beginning	$922	$882	$178
Initial PCD ACL	200	—	284
Day 2 provision, excluding provision for unfunded commitments	462	—	454
Provision (benefit) for credit losses	71	64	(53)
Net charge-offs	(50)	(24)	(15)
Allowance for credit losses - ending	$1,605	$922	$848

Dollars in millions
Average Balance Sheet	1Q23			4Q22			1Q22
	Avg Balance	Income/Expense	Yield/Rate	Avg Balance	Income/Expense	Yield/Rate	Avg Balance	Income/Expense	Yield/Rate
Loans and leases (1)(2)	$73,900	$1,017	5.57%	$69,290	$892	5.10%	$64,144	$621	3.92%
Total investment securities	19,416	107	2.21	18,876	92	1.95	19,492	83	1.71
Interest-earning deposits at banks	7,585	87	4.61	6,193	56	3.60	11,476	6	0.19
Total interest-earning assets (2)	$100,901	$1,211	4.85%	$94,359	$1,040	4.37%	$95,112	$710	3.02%

Operating lease equipment, net (including held for sale)	$8,236			$8,049			$7,924
Cash and due from banks	595			500			536
Allowance for credit losses	(936)			(886)			(914)
All other noninterest-earning assets	7,368			7,770			7,736
Total assets	$116,164			$109,792			$110,394
Interest-bearing deposits:
Checking with interest	$16,499	$22	0.50%	$15,985	$13	0.24%	$16,614	$5	0.10%
Money market	21,216	80	1.53	21,200	60	1.13	26,199	15	0.24
Savings	17,521	110	2.54	15,831	69	1.73	13,659	9	0.26
Time deposits	12,126	76	2.55	9,516	34	1.42	9,794	10	0.43
Total interest-bearing deposits	67,362	288	1.73	62,532	176	1.12	66,266	39	0.24
Borrowings:
Securities sold under customer repurchase agreements	455	—	0.30	514	—	0.27	600	—	0.16
Short-term FHLB Borrowings	323	4	4.67	2,080	20	3.77	—	—	—
Short-term borrowings	778	4	2.23	2,594	20	3.04	600	—	0.16
Federal Home Loan Bank borrowings	3,284	40	4.96	2,818	28	3.90	641	2	1.29
Senior unsecured borrowings	883	5	2.06	906	4	2.08	2,719	12	1.71
Subordinated debt	1,048	9	3.54	1,051	9	3.38	1,060	8	2.96
Other borrowings	1,978	15	2.95	25	1	5.76	85	—	1.85
Long-term borrowings	7,193	69	3.84	4,800	42	3.45	4,505	22	1.95
Total borrowings	7,971	73	3.68	7,394	62	3.32	5,105	22	1.74
Total interest-bearing liabilities	$75,333	$361	1.94%	$69,926	$238	1.35%	$71,371	$61	0.35%

Noninterest-bearing deposits	$26,482			$26,510			$25,354
Credit balances of factoring clients	1,007			1,174			1,160
Other noninterest-bearing liabilities	1,973			2,561			2,086
Stockholders' equity	11,369			9,621			10,423
Total liabilities and stockholders’ equity	$116,164			$109,792			$110,394

Net interest income		$850			$802			$649
Net interest spread (2)			2.91%			3.02%			2.67%
Net interest margin (2)			3.41%			3.36%			2.73%

(1) Loans and leases include non-PCD and PCD loans, nonaccrual loans and held for sale. Interest income on loans and leases includes accretion income and loan fees.
(2) The balance and rate presented is calculated net of average credit balances of factoring clients.
Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data

Non-GAAP Reconciliations		1Q23	4Q22	1Q22

Net income and EPS
Net income (GAAP)	a	$9,518	$257	$271
Preferred stock dividends		14	14	7
Net income available to common stockholders (GAAP)	b	9,504	243	264
Total notable items, after income tax	c	(9,212)	63	35
Adjusted net income (non-GAAP)	d = (a+c)	306	320	306
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$292	$306	$299
Weighted average common shares outstanding
Basic	f	14,526,693	14,590,387	15,779,153
Diluted	g	14,539,709	14,607,426	15,779,153
EPS (GAAP)
Basic	b/f	$654.22	$16.69	$16.70
Diluted	b/g	653.64	16.67	16.70
Adjusted EPS (non-GAAP)
Basic	e/f	$20.11	$20.97	$18.95
Diluted	e/g	20.09	20.94	18.95

Noninterest income and expense
Noninterest income	h	$10,259	$429	$850
Impact of notable items, before income tax		(9,950)	(139)	(570)
Adjusted or core noninterest income	i	$309	$290	$280

Noninterest expense	j	$855	$760	$810
Impact of notable items, before income tax		(178)	(170)	(238)
Adjusted or core noninterest expense	k	$677	$590	$572

Provision (benefit) for credit losses
Provision (benefit) for credit losses		$783	$79	$464
Plus: Day 2 provision for credit losses		(716)	—	(513)
Plus: Specific reserve for AFS securities		(4)	—	—
Adjusted provision (benefit) for credit losses		$63	$79	$(49)

PPNR
Net income (GAAP)	a	$9,518	$257	$271
Plus:
Provision for credit losses		783	79	464
Income tax expense (benefit)		(47)	135	(46)
PPNR (non-GAAP)	l	$10,254	$471	$689
Plus: total notable items, before income tax		(9,772)	31	(332)
Adjusted PPNR (non-GAAP)	m	$482	$502	$357

Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data

Non-GAAP Reconciliations (continued)		1Q23	4Q22	1Q22

ROA
Net income (GAAP)	a	$9,518	$257	$271
Annualized net income	n = a annualized	38,602	1,020	1,099
Adjusted net income (non-GAAP)	d	306	320	306
Annualized adjusted net income	p = d annualized	1,244	1,270	1,242
Average assets	o	116,164	109,792	110,394
ROA	n/o	33.23%	0.93%	1.00%
Adjusted ROA	p/o	1.07	1.15	1.12

PPNR ROA
PPNR (non-GAAP)	l	$10,254	$471	$689
Annualized PPNR	q = l annualized	41,586	1,868	2,796
Adjusted PPNR (non-GAAP)	m	482	502	357
Annualized PPNR	r = m annualized	1,954	1,992	1,452
PPNR ROA	q/o	35.80%	1.70%	2.54%
Adjusted PPNR ROA	r/o	1.69	1.81	1.31

ROE and ROTCE
Annualized net income available to common shareholders	s = b annualized	$38,543	$964	$1,071
Annualized adjusted net income available to common shareholders	t = e annualized	$1,185	$1,214	$1,214
Average stockholders' equity (GAAP)		$11,369	$9,621	$10,423
Less: average preferred stock		881	881	863
Average common stockholders' equity (non-GAAP)	u	$10,488	$8,740	$9,560
Less: average goodwill		346	346	346
Less: average other intangible assets		175	143	182
Average tangible common equity (non-GAAP)	v	$9,967	$8,251	$9,032
ROE	s/u	367.47%	11.05%	11.18%
Adjusted ROE	t/u	11.30	13.89	12.67
ROTCE	s/v	386.69	11.70	11.83
Adjusted ROTCE	t/v	11.89	14.71	13.41

Tangible common equity to tangible assets
Stockholders' equity (GAAP)	w	$19,216	$9,662	$10,570
Less: preferred stock		881	881	881
Common equity (non-GAAP)	x	$18,335	$8,781	$9,689
Less: goodwill		346	346	346
Less: other intangible assets		364	140	156
Tangible common equity (non-GAAP)	y	$17,625	$8,295	$9,187
Total assets (GAAP)	z	214,658	109,298	108,597
Tangible assets (non-GAAP)	aa	213,948	108,812	108,095
Total equity to total assets	w/z	8.95%	8.84%	9.73%
Tangible common equity to tangible assets (non-GAAP)	y/aa	8.24	7.62	8.50

Note: Certain items above do not precisely recalculate as presented due to rounding.

Dollars in millions, except share and per share data

Non-GAAP Reconciliations (continued)		1Q23	4Q22	1Q22

Book value and tangible book value per common share
Common shares outstanding at period end	bb	14,519,993	14,506,200	16,001,508
Book value per share	x/bb	$1,262.76	$605.36	$605.48
Tangible book value per share	y/bb	1,213.82	571.89	574.09

Efficiency ratio
Net interest income	cc	$850	$802	$649
Efficiency ratio (GAAP)	j / (h + cc)	7.70%	61.74%	53.95%
Adjusted efficiency ratio (non-GAAP)(1)	k / (i + cc)	58.39	54.08	61.57

Rental income on operating lease equipment
Rental income on operating lease equipment		$233	$224	$208
Less:
Depreciation on operating lease equipment		89	88	81
Maintenance and other operating lease expenses		56	47	43
Adjusted rental income on operating lease equipment		$88	$89	$84

Note: Certain items above do not precisely recalculate as presented due to rounding.